UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2015

Jacksonville Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Florida	000 - 30248	59-3472981
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

100 North Laura Street, Suite 1000
Jacksonville, Florida  32202
(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 421-3040

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2015, Ameris Bancorp, a Georgia corporation (“Ameris”), and Jacksonville Bancorp, Inc., a Florida corporation (“Bancorp”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, subject to the terms and conditions contained therein, Bancorp will merge into Ameris, with Ameris as the surviving entity (the “Merger”).  The Merger Agreement provides that, immediately following the Merger, The Jacksonville Bank, a Florida bank wholly owned by Bancorp, will be merged into Ameris Bank, a Georgia bank wholly owned by Ameris, with Ameris Bank as the surviving entity (the “Bank Merger”).

Under the terms and subject to the conditions of the Merger Agreement, Bancorp’s shareholders will have the right to receive 0.5861 shares of Ameris common stock or $16.50 in cash for each share of the common stock and nonvoting common stock of Bancorp they hold.  The total consideration in the Merger will be prorated as necessary to ensure that 25% of the total outstanding shares of common stock and nonvoting common stock of Bancorp will be exchanged for cash and 75% of the total outstanding shares of common stock and nonvoting common stock of Bancorp will be exchanged for shares of Ameris common stock in the Merger.  The Merger Agreement provides that immediately prior to the closing of the Merger, Bancorp’s stock options and restricted stock unit awards will fully vest and be cancelled and thereafter entitle the holders thereof to receive cash consideration (based on the value of the Ameris common stock near the time of closing) for such options and restricted stock units, as specified in the Merger Agreement.

The Merger Agreement has been unanimously approved by the boards of directors of each of Ameris and Bancorp.  The closing of the Merger is subject to the required approval of Bancorp’s shareholders, requisite regulatory approvals, the effectiveness of the registration statement to be filed by Ameris with respect to the stock to be issued in the Merger, an amendment to the Bancorp articles of incorporation to provide for conversion of  Bancorp nonvoting common stock to Ameris common stock, and other customary closing conditions.  The Merger is expected to close during the first quarter of 2016.

The Merger Agreement contains usual and customary representations and warranties that Ameris and Bancorp made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the contract between Ameris and Bancorp and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms.  Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between Ameris and Bancorp rather than establishing matters as facts.

The Merger Agreement may be terminated in certain circumstances, including:  (i) by mutual written agreement of the parties; (ii) by either party in the event that, under certain circumstances, the Merger shall not have been consummated by June 30, 2016; (iii) by either party in the event of a breach by the other party of any representation, warranty or obligation contained in the Merger Agreement which has not been cured within thirty days and which breach would be reasonably likely to result in a failure to satisfy any applicable closing condition; (iv) by either party if final action has been taken by a regulatory agency whose approval is required for the Merger or the Bank Merger, which final action has become final and nonappealable and does not approve the Merger or the Bank Merger, or a governmental authority enacts a law or judgment which would make the Merger or the Bank Merger illegal; (v) by Ameris if the Bancorp board fails to make recommendation to the shareholders of Bancorp to approve the Merger Agreement, or Bancorp has materially breached its covenant not to solicit alternative acquisition proposals; (vi) by either party if the requisite Bancorp shareholder approval is not obtained; (vii) by Bancorp in the event that the price of Ameris common stock decreases in comparison to the specified ratio provided in the Merger Agreement and Ameris elects not to increase the merger consideration to be received by the shareholders of Bancorp; or (viii) by Bancorp, prior to Bancorp shareholder approval, to enter into a superior proposal.  Upon termination of the Merger Agreement by Bancorp to enter into a superior proposal or by Ameris where the Bancorp board fails to make recommendation to the shareholders of Bancorp to approve the Merger Agreement or Bancorp has materially breached its covenant not to solicit alternative acquisition proposals, Bancorp will be required to pay Ameris a termination fee equal to approximately $3.8 million.

In connection with the execution of the Merger Agreement, four executive officers of Bancorp agreed to terminate their current employment agreements with Bancorp at or near the time of closing, for payments aggregating $2,357,500.

Ameris, Bancorp, CapGen Capital Group, IV, LP and the directors and certain executive officers of Bancorp have entered into voting agreement concurrent with the execution of the Merger Agreement whereby, among other things, such shareholder, directors and executive officers have agreed to vote their shares of Bancorp common stock in favor of approval of the Merger Agreement.

The foregoing description of the Merger, the Merger Agreement and the voting agreement do not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and the form of voting agreement, which is filed as Exhibit 10.1 hereto, and are incorporated into this report by reference thereto.  The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms.  It is not intended to provide any other financial information about Bancorp, Ameris or their respective subsidiaries and affiliates.

Participants in the Proxy Solicitation

Ameris and Bancorp, and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Bancorp in respect of the Merger.  Information regarding the directors and executive officers of Ameris and Bancorp and other persons who may be deemed participants in the solicitation of the shareholders of Bancorp in connection with the Merger will be included in the proxy statement/prospectus for Bancorp’s special meeting of shareholders, which will be filed by Ameris with the Securities and Exchange Commission (the “SEC”).  Information about Ameris’s directors and executive officers can also be found in Ameris’s definitive proxy statement in connection with its 2015 annual meeting of shareholders, as filed with the SEC on April 17, 2015, and other documents subsequently filed by Ameris with the SEC.  Information about Bancorp’s directors and executive officers can also be found in Bancorp’s definitive proxy statement in connection with its 2015 annual meeting of shareholders, as filed with the SEC on March 24, 2015, and other documents subsequently filed by Bancorp with the SEC.  Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and other relevant documents regarding the Merger filed with the SEC when they become available.

Additional Information about the Merger and Where to Find It

In connection with the proposed Merger, Ameris will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of Ameris common stock to be issued to the shareholders of Bancorp.  The registration statement will include a proxy statement-prospectus that will be sent to the shareholders of Bancorp in connection with their consideration of the approval of the merger.  In addition, Ameris and Bancorp may file other relevant documents concerning the proposed merger with the SEC.  The material in this Current Report on Form 8-K and the exhibits furnished or filed herewith is not a substitute for the proxy statement-prospectus that Ameris will file with the SEC.

INVESTORS IN BANCORP ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE PROXY STATEMENT-PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BANCORP, AMERIS AND THE PROPOSED TRANSACTION, INCLUDING DETAILED RISK FACTORS.

The proxy statement/prospectus, as well as other filings containing information about Ameris and Bancorp, will be available without charge, at the SEC’s website (http://www.sec.gov).  Copies of the proxy statement/prospectus and other documents filed with the SEC in connection with the Merger can also be obtained, when available, without charge, from Ameris’s website (http://www.amerisbank.com) and Bancorp’s website (http://www.jaxbank.com).

This filing shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K that are not statements of historical fact constitute forward-looking statements for which Bancorp claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such.  In addition, certain statements may be contained in Bancorp’s future filings with the SEC, in press releases and in oral and written statements made by Bancorp or with Bancorp’s approval that are not statements of historical fact and that constitute forward-looking statements within the meaning of the Act.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  With respect to the proposed merger, these risks and uncertainties include the possibility that regulatory and other approvals and conditions to the proposed merger are not received or satisfied on a timely basis or at all, or contain unanticipated terms and conditions; the possibility that modifications to the terms of the transaction may be required in order to obtain or satisfy such approvals or conditions; the receipt and timing of approval of Bancorp’s shareholders; delays in closing the merger; difficulties, delays and unanticipated costs in integrating the merging organizations’ businesses or realizing expected cost savings and other benefits; business disruptions as a result of the integration of the merging organizations, including possible loss of customers; diversion of management time to address transaction-related issues; and changes in asset quality and credit risk as a result of the merger.  These risks also include a number of factors related to the business of Bancorp and Ameris and the banking business generally, including various risks to shareholders of not receiving dividends; risks to Ameris’s ability to pursue growth opportunities; various risks to the price and volatility of Ameris’s common stock; Ameris’s ability to incur additional financial obligations in the future; risks associated with Ameris’s possible pursuit of future acquisitions; economic conditions in Bancorp’s and Ameris’s current service areas; system failures; losses of large customers; disruptions in relationships with third-party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing banking; high costs of regulatory compliance; the impact of legislation and regulatory changes on the banking industry; and liability and compliance costs regarding banking regulations.

Forward-looking statements made by Bancorp in this filing, or elsewhere, speak only as of the date on which the statements were made.  You are advised to read the risk factors in Bancorp’s most recently filed Annual Report on Form 10-K and subsequent filings with the SEC, which are available through the website maintained by the SEC at www.sec.gov or by accessing information available at http://www.jaxbank.com.  New risks and uncertainties arise from time to time, and it is impossible for Bancorp to predict these events or how they may affect it or its anticipated results.  Bancorp has no duty to, and does not intend to, update or revise the forward-looking statements in this filing, except as may be required by law.  In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this filing may not occur.  All data presented herein is as of the date of this filing unless otherwise noted.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of September 30, 2015, by and among Jacksonville Bancorp, Inc. and Ameris Bancorp

10.1	Form of Voting and Support Agreement

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  Bancorp agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

October 1, 2015	/s/ Kendall L. Spencer
Kendall L. Spencer
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of September 30, 2015, by and among Jacksonville Bancorp, Inc. and Ameris Bancorp

10.1	Form of Voting and Support Agreement

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  Bancorp agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.